CHINA AUTO LOGISTICS INC.

A Leader in Modernizing China's Still Rapidly Growing Auto Industry

Corporate Profile

June 2010

NasdaqGM: CALI

Sector: Business Services (Modernized logistics/auto)

Corporate Headquarters:
No. 87 No.8 Coastal Way
Floor 2,Construction Bank
FTZ, Tianjin China
Tel: 86 (22) 25762771
Fax: 86 (22) 66271509
Email: info@shishenggroup.com
Web: www.chinaautologistics.com

Auditor: Stonefield Josephson, Inc.

Attorneys: K&L Gates LLP

Transfer Agent: Corporate Stock Transfer

Employees: 103

Select Financials

Year End: Dec. 31

F/D Shares Outstanding: 18,100,000

Management Ownership: 65%

Float: 6.4 million

Market Cap. June 6, 2010: Approx. $60.45 MM

IR Contact (U.S.):
Robert Agriogianis
Focus Asia Partners
Tel: 973-845-6642
Fax: 973-822-8030



With 2009 sales of approximately $215 million, China Auto Logistics Inc. (NasdaqGM:CALI) is one of China's top sellers of luxury imported automobiles and owner and operator of www.cali.com.cn one of the leading automobile portals in China for foreign and domestic auto dealers and suppliers, purchasers of imported and domestic autos and auto-related services, and China's growing number of automobile owners. The Company's auto-related services include "one-stop" logistical services and financing for imported auto dealers, domestic auto dealer financing, web-based consumer auto financing, auto mall management, and most recently, consumer discount cards for gas purchases, auto repairs and other driving needs. The Company has made the strategic decision to de-emphasize imported auto unit sales in favor of expanding its high margin websites and auto-related services which it believes will drive future growth. Additional information: www.chinaautologisticsinc.com.

Continuing Strong Growth Paced By Website Advertising Sales— In the first quarter of 2010, earnings rose sharply to $1,528,446 or $0.08 per share, up 31.63% over the same period last year. Revenues in the 2010 first quarter grew to $54,149,272, a 20% gain over the prior year. Fueling first quarter growth was a 70.13% increase in web-based advertising which contributed 44.97% of total operating income in the period, exceeding the 40.81% contribution to operating profits from luxury auto sales. In fact, contributions to operating profit in the 2010 first quarter increased from all of the Company's services businesses. The strong start to the year preceded key subsequent events. The Company's planned acquisition of the fast growing consumer site www.goodcar.com.cn before the end of August was announced on April 22, 2010. This was followed by the launch of www.cali.com.cn at the Beijing Auto Show, where it generated great excitement at China's largest ever auto exhibition. With this launch, CALI now has a heavily trafficked leading portal attracting the full spectrum of China's "auto living" audience. Mr. Tong Shiping, CALI's CEO and Chairman noted, "CALI is the first company in China to integrate a full range of auto related services in one portal," which he is confident will prove increasingly compelling to national advertisers.

Looking Ahead-Since the end of the quarter, the Company also announced that its plan to expand its portal to 35 cities by year end is on track, and has now added the first five of these cities, expanding website coverage as of early June to 20 cities. Additionally, the Company announced that in conjunction with gas station owner Sinopec, it has begun to expand the number of cities where 5% gas discounts can be obtained by CALI cardholders— a very popular feature of the discount cards. Noting that the growth in China's auto industry has continued at a very rapid pace this year, Mr. Shiping stated, "We believe China will maintain its world leadership in auto sales and we remain very confident in our growth strategy." In connection with the steps taken in recent months to launch and expand the new CALI portal and broaden services to consumers, Mr. Shiping added, "the building blocks we are putting in place will lead to very dynamic growth and expansion."

Investment Considerations



- CALI is an established leader in the sales of imported luxury cars and is becoming increasingly successful in the much larger domestic auto space.
- In 2009, net income rose 39.16% to $5,548,686, or $0.31 per share, on a 13.4% increase in revenues to $215,188,081, paced by a near doubling in website revenues to $3,459,098.
- In Q1 2010, earnings increased 31.63% to $1,528,446, on a 20% increase in revenues to $54,149,272, again led by 70.13% growth in website advertising sales to $1,077,331 and increased contributions to profits from all services businesses.
- Auto sales in China led the world in 2009 and are expected to maintain the number one position in 2010. Recently approaching 400 million Internet users, internet usage in China also continues to expand rapidly and it is now #1 in the world.
- With multiple diverse revenue streams, CALI's risks are limited and growth opportunities are multiplied. Profits are expected to expand somewhat in auto sales, while the much higher margin websites and auto related services and financing businesses are expected to continue to grow rapidly.
- The Company's www.at188.com website already is the unchallenged number one site for imported autos; its www.at160.com website for domestic auto purchasers and dealers is now the #3 auto site and among the top 200 sites in China.
- The Company's announced planned acquisition before September of www.goodcar.com.cn broadens its reach to Chinese consumers, who are purchasing 1200 new discount cards a week at prices up to $57 annually.
- With a successful launch in the first quarter of 2010 of the Company's national portal, www.cali.com.cn a new opportunity for advertising from auto manufacturers (as opposed to local dealers) has been created, as well as a national platform for new web-based services.
- The Company plans to expand its local website coverage--now in 20 key cities-- to 35 cities in 2010 and 60 cities in 2011 reaching 70% of all potential car buyers in China. It also is expanding the number of cities where 5% discounts on gas purchases can be obtained.
- The Company maintains strong bank lines, (increased as of 3/2010 to $38 MM), and has no long term debt.

Growth Highlights

For the First Quarter Ended March 31, 2010

- Net Income Up 31.63%
- Revenues Up 20%
- Website Revenues Grew 70.13%
- Websites, Services and Dealer Financing Contributed 59.19% of Net Operating Income As Profit Contributions From All Service Businesses Increased

First Quarter Net Income



*In Millions USD
$ 1.60
$ 1.40
$ 1.20
$ 1.00
$ 0.80
$ 0.60
$ 0.40
$ 0.20
$ 0.00
+31.63%
$1,528,446
$1,161183
2009
2010

First Quarter Revenues



*In Millions USD
$ 60.00
$ 55.00
$ 50.00
$ 45.00
$ 40.00
$54,149,272
+20%
$45,124,014
2009
2010

*All financial numbers in this document (including graphs) are unaudited. For more information please consult the Company's most recent 10-K and other filings with the US Securities and Exchange Commission.





Chinese Auto Market

- In 2009 China became the largest auto market in the world with sales of 13.5 MM autos. Growth continued in Q1 with 3.52 MM auto sales (+76%).
- China continues to be the world's fastest growing auto market with projected sales in 2010 of 16MM to 17MM cars.
- Sales of luxury leaders Audi, BMW and Mercedes have soared. Additionally, China has become the largest market for GM. The new Ford facility in Chongqing will bring Ford production to 600,000 cars in 2011.
- Nevertheless, China's auto penetration rate is approximately 41.5 autos/per 1,000 people. The rate for developed nations is 400 autos/per 1,000 people and 800 per 1000 in the U.S.
- Government stimulation of sales is continuing with high trade-in subsidies ($2635) for old vehicles and a $732 rural subsidy.

CALI Growth Strategy

- **Geographic Expansion**-use existing broad spectrum portal to expand offerings and geographical reach; build revenues of recently launched national portal www.cali.com.cn with national advertisers
- **Create New Services**-aggressively introduce new services, e.g. consumer financing, obtaining licenses, insurance processing, dealer financing, and used car sales, that will comprise 50% of website related revenues
- **Emphasize Service and Support**– Not just price only selling
- **Build Relationship– Oriented Business**– e.g., further build national auto dealer network, emphasize obtaining licenses from international auto manufacturers
- **Build Brand Recognition**– advertising, tradeshows, etc.



Competition

China's domestic automobile market is now the largest in the world and is likely to maintain this position. The market has grown from production of one million automobiles in 2001 to a bewildering array of more than 120 domestic makes and models. Since its inception, CALI has been a market leader in sales of imported luxury cars due to its web-based trading and one-stop financing and service package. Its websites dominate in Tianjin and are rapidly growing elsewhere. Both the imported and domestic auto markets are highly fragmented. While competitive threats may come, a serious competitor would have to attain the level of market knowledge, overseas resources and, most importantly, the strategic alliances with major banks, as well as highly experienced management and industry authoritative websites that CALI has put in place.

Management

Mr. Tong Shiping: CEO, President- 47 years old, Bachelors in computer science, founded the Company in 1995. Under his management, the Company was honored as one of the "Top One Hundred Enterprises" by The China Ministry of Commerce in 2005.

Ms. Wang Xinwei: CFO,VP- 50 years old, Bachelors in accounting, CPA, Senior Internal Auditor. Joined the company in 2001 with extensive international accounting experience and has served as CFO.

Mr. Yang Bin: General Manager, Sales Director- 36 years old, Bachelors in Economics, MBA from Tsinghua Univ. Extensive experience in the automobile and sales industry. Responsible for the company's extensive client base.

Five Core Businesses

Auto Trading: A growing affluent class in China has a naturally focused interest in owning leading international auto brands such as Mercedes, Audi, BMW, Porsche and others. By working with a well established national network of roughly 3000 auto agents and dealers in more than 100 cities, **CALI** has gained a significant percentage of all import auto sales in China.

Auto Financing: In 2009, the Company continued to capture roughly 90% of the market in China's leading port city of Tianjin by offering dealer financing based on its strong relationships with China's major banks. It has begun to expand this financing nationally to domestic auto dealers.

Auto Import Value Added Services: CALI offers dealers and agents services in four key areas: auto import processing, vehicle storage (portside storage space of 325,000 square feet), financing and nationwide delivery. While competitors offer one or two similar services, the Company is uniquely able to provide all in a single package. It has just begun to provide new web-based services (e.g. consumer financing) on its domestic auto websites.

Auto Mall Management Services: The Company has established this as a fifth core business following its announced agreement in 2010 to manage for a $1 million annual fee the auto mall in Tianjin, which in the prior year accounted for approximately 12% of all imported auto sales in China. The Company believes there are other similar management opportunities in this potentially high margin business that capitalize on its marketing skills and large national client base.

Websites:

www.cali.com.cn

In April this year, the Company launched this new portal, which it believes is the first in China aimed at a full spectrum of auto-related visitors - - from buyers of imported and domestic cars to consumers who have already purchased vehicles and are seeking to minimize maintenance costs. Additionally, the site is an essential one for imported auto dealers and increasingly so for dealers in domestic cars as well as their suppliers. The Company believes the breadth and reach of the site will prove very attractive to a growing number of national advertisers, including auto manufacturers.



www.goodcar.com.cn.

In April, the Company announced plans to acquire this very popular and rapidly growing consumer site— which offers discount cards at prices ranging up to $57.00 annually. The cards offer discounts on a variety of consumer services and products, from a highly popular 5% discount on gas purchases to auto repair and body work and car washes. The gas discount service was initially available in one city and has since been expanded to three, and the Company is in discussion with China's leading gas station owners to expand the discount to additional cities. It anticipates this will boost sales beyond the current level of 1200 new customers a week.



www.at188.com

Established in August, 2000 to provide web-based real-time and accurate trading information on imported autos. www.at188.com entered a cooperative agreement with CCTV and portal websites www.sohu.com and www.sina.com to create the most important website for trading information on auto imports. A steadily increasing number of subscribers throughout the country (160 as of 12/09) now pay annual subscription rates of $3,000 to AT188's comprehensive portal where:

Average daily visitors exceed 800,000.

Highest daily hits: 1.48 million

Over 1100 quotations are provided every day.

China's two leading portals access data from AT188 directly.

91% of nationwide subscribers obtain clients through the site.

There is cooperation with media outlets in more than 50 cities in China

www.at160.com

The Company's expanded domestic auto site offers a myriad of growth opportunities as China's numerous domestic auto manufacturers launched more than 100 new models in 2008/2009. Agents and dealers (4S shops) in each city where it operates now have a new platform for customer acquisition and promotional advertising. Auto shoppers can access real-time information on local pricing, promotions, dealer inventory and availability. Reflecting the site's immediate popularity, more than 100 out of approximately 120 full service dealerships in Tianjin became subscribers to the first domestic website. As of the first quarter in 2010, www.at160.com has achieved:

4 million to 5 million unique hits per day.

Highest daily hits: 6 million+

Ranked 178th most viewed site (out of 3 million) in China

More than 300 quotes per day from online dealers

The Company has contracted with Xiali, China's No.1 mini-car manufacturer, for on-line sales, the very first of its kind sales model in China.

The Company has thus far expanded its domestic auto coverage to a total of twenty cities.